DELOITTE & TOUCHE LLP
                                                     1700 Market Street
                                                     Philadelphia, PA 19103-3984
[LOGO OMITTED]                                       USA
DELOITTE.
                                                     Tel:  +1 215 246 2300
                                                     Fax:  +1 215 569 2441

                                                     www.deloitte.com


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 14 to Registration Statement No. 333-13593 relating to the financial statements and financial highlights of Kalmar Pooled Investment Trust, including Kalmar "Growth-with-Value" Small Cap Fund, appearing in the Annual Report on Form N-CSR of Kalmar Pooled Investment Trust for the year ended December 31, 2007 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP


April 25, 2008